CONTACT: Bruce Zurlnick                     Leigh Parish/Melissa Myron
         Senior Vice President and          Media Contact:  Melissa Merrill
         Chief Financial Officer            Financial Dynamics
         Finlay Enterprises, Inc.           (212) 850-5600
         (212) 808-2800

FOR IMMEDIATE RELEASE

                 FINLAY ENTERPRISES REPORTS FOURTH QUARTER SALES

NEW YORK, NY, FEBRUARY 3, 2005 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY)
announced today that comparable department sales (departments open for the same months during the comparable period) for the fourth quarter ended January 29,
2005 increased 1.6%. Total sales for the fourth quarter were $380.8 million compared to $379.0 million in the comparable period of fiscal 2003.

Comparable department sales for the fiscal year ended January 29, 2005 increased
2.7%. Total sales for fiscal 2004 increased 2.4% to $923.8 million compared to
$902.4 million in fiscal 2003.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States. The number of locations at the end of fiscal 2004 totaled 962 compared with 972 at the end of fiscal 2003.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

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